Filed Pursuant to Rule 424(b)(3)
Registration Number 333-145493
PROSPECTUS
3D SYSTEMS CORPORATION
1,250,000 SHARES OF COMMON STOCK

     We are registering these shares of our common stock for resale by the selling stockholders named in this prospectus, or their transferees, pledges, donees or successors. We will not receive any proceeds from the sale of these shares by the selling stockholders. We are registering these shares so that selling stockholders can sell them from time to time in the public market, in amounts, at prices and on terms determined by them at the time of their offering. The selling stockholders may sell these shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” below.
     Our common stock is quoted on The Nasdaq Global Market under the symbol “TDSC.” The last closing price of our common stock on October 10, 2007 was $24.24 per share.

     You should read this prospectus carefully before you invest. Investing in these securities involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2007

ABOUT THIS PROSPECTUS
     This prospectus incorporates by reference important information. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” appearing below before deciding to invest in shares of our common stock.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common stock under this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY
     The following is only a summary of some of the information contained or incorporated by reference in this prospectus which we believe to be important. We selected highlights of material aspects of our business to be included in this summary. We urge you to read this entire prospectus, including the information incorporated by reference in this prospectus. Investing in our common stock involves risks. Therefore, you should carefully consider the information below provided under the heading “Risk Factors.”
Business
     Operating through subsidiaries in the United States, Europe and the Asia-Pacific region, we design, develop, manufacture, market and service 3-D modeling, rapid prototyping and rapid manufacturing systems and related products and materials that enable complex three-dimensional objects, such as detailed prototypes or production-quality parts, to be produced directly from computer data quickly and effectively without a significant investment in expensive tooling, greatly reducing the time and cost required to produce prototypes or customized production parts. Our customers use our proprietary systems to produce physical objects from digital data using commonly available computer-aided design software, often referred to as CAD software, or other digital-media devices such as engineering scanners and MRI or CT medical scanners.
     References in this prospectus to “we”, “us” and “our” are to 3D Systems Corporation and its subsidiaries.
     Our principal executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, and our telephone number is (803) 326-3900. Our website address is www.3DSystems.com. Information contained on our website is not a part of this prospectus.
The Offering

Common stock to be sold by selling stockholders	1,250,000 shares

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

The Nasdaq Global Market symbol	TDSC

RISK FACTORS
     You should consider the “Risk Factors” included under Part II, Item 1A, of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 6, 2007, and Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 30, 2007, as amended by Form 10-K/A (Amendment No. 1) for that year, filed with the SEC on August 2, 2007, which are incorporated by reference in this prospectus.
     The risks and uncertainties that we describe in these documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem not to be material also may impair our business operations. If any of the risks actually occur, our business, results of operations and financial condition could suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.
CAUTIONARY INFORMATION REGARDING
FORWARD-LOOKING STATEMENTS
     Certain statements made in this prospectus that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.
     In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors incorporated by reference under the heading “Risk Factors” above and those described in our other SEC reports, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.
     Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. We assume no obligation, and do not intend, to update these forward-looking statements.
     If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified or referred to in this prospectus and our other SEC reports, including our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which could cause actual results to differ from those referred to in forward-looking statements.
THE OFFERING
     On June 19, 2007, we sold 1,250,000 shares of our common stock to the selling stockholders in a private placement transaction. We received $20,562,500 in net proceeds from the sale after deducting $1,312,500 in commissions paid to the placement agents for these shares. We issued these shares in reliance on the exemption from registration provided by Regulation D under the Securities Act of 1933. We issued the shares without general solicitation or advertising. The purchasers were a limited number of accredited investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment for their own account.
     Under the terms of the purchase agreements under which these shares were issued and a related registration rights agreement, we agreed to use commercially reasonable efforts to file a registration statement covering the resale of the shares within 90 calendar days after June 19, 2007 and to use our reasonable efforts to cause that registration statement to be declared effective. We also agreed to prepare and file any amendments that are necessary to keep the registration statement current and effective for a period ending the earlier of (i) June 19, 2009; (ii) the date on which the selling stockholders may sell the shares covered by this prospectus without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933; or (iii) such time as all of the shares covered by this prospectus have been sold (A) pursuant to a registration statement, (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (C) in a transaction exempt from the registration and prospectus delivery requirements under Section 4(1) of the Securities Act so that all transfer restrictions and restrictive legends, if any, are removed upon the consummation of such sale.
USE OF PROCEEDS
     The net proceeds from the disposition of the shares of common stock covered by this prospectus will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the shares by any of them.
SELLING STOCKHOLDERS
     Set forth below is the following information regarding the beneficial ownership of our common stock by the selling stockholders as of July 31, 2007: (1) the name of each selling stockholder; (2) the number of shares of our common stock owned by each selling stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; (4) the number of shares of our common stock owned upon completion of this offering; and (5) the percentage of our outstanding common stock owned upon completion of this offering.
     We have prepared this table using information furnished to us by the selling stockholders or their representatives.

			Shares of Outstanding
	Number of	Number of	Common Stock Beneficially
	Shares of Common	Shares of Common	Owned After the
	Stock Beneficially	Stock Registered	Completion of the
	Owned Prior to	for Sale	Offering(1)(2)
Name of Selling Stockholder(3)	the Offering	hereby	Number	Percent
T. Rowe Price Small-Cap Value Fund, Inc.(4)	1,952,491	180,000	1,772,491	8.0%
Karnak Partners, LP(5)	137,902	30,000	107,902	*
Straus-GEPT Partners LP(6)	87,500	28,000	59,500	*
Straus Partners LP(6)	70,000	22,000	48,000	*
Bernard Selz(7)	63,500	50,000	13,500	*
Alan Franco(8)	6,500	5,000	1,500	*
Fort Mason Master, LP(9)	112,692	112,692	—	*
Ottley Properties, LLC(10)	100,000	100,000	—	*
UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limted(11)	100,000	100,000	—	*
Atlas Allocation Fund L.P.(12)	90,000	90,000	—	*
SRB Greenway Capital (QP), L.P.(13)	69,100	69,100	—	*
Capital Ventures International(14)	60,000	60,000	—	*
Zemurray Foundation(15)	60,000	60,000	—	*
Enable Growth Partners LP(16)	51,000	51,000	—	*
Kirsch-Cassis Profit Sharing Plan(17)	50,000	50,000	—	*
Telemark Fund, LP(18)	50,000	50,000	—	*
Harbour Holdings Ltd.(19)	44,900	44,900	—	*
Society for the Relief of Destitute Orphan Boys — AKA, Waldo Burton(15)	40,000	40,000	—	*
Cranshire Capital, L.P.(20)	25,000	25,000	—	*
Skylands Special Investment LLC(19)	20,400	20,400	—	*
Diane Franco(8)	10,000	10,000	—	*
SRB Greenway Capital, L.P.(13)	8,000	8,000	—	*
Goldring Family Foundation, I(21)	7,500	7,500	—	*
Woldenberg Foundation(21)	7,500	7,500	—	*
Fort Mason Partners, L.P.(9)	7,308	7,308	—	*

			Shares of Outstanding
	Number of	Number of	Common Stock Beneficially
	Shares of Common	Shares of Common	Owned After the
	Stock Beneficially	Stock Registered	Completion of the
	Owned Prior to	for Sale	Offering(1)(2)
Name of Selling Stockholder(3)	the Offering	hereby	Number	Percent
Skylands Quest LLC(19)	6,600	6,600	—	*
Enable Opportunity Partners LP(16)	6,000	6,000	—	*
Skylands Special Investment II LLC(19)	3,100	3,100	—	*
Pierce Diversified Strategy Master Fund LLC, Ena(16)	3,000	3,000	—	*
SRB Greenway Offshore Operating Fund, L.P.(13)	2,900	2,900	—	*

*	Represents less than 1%

(1)	Percentages are based upon 22,142,123 shares of common stock that were outstanding as of July 31, 2007.

(2)
Assumes the sale of all shares covered by this prospectus. No estimate can be given as to the number of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may sell some, all or none of the shares, in their respective discretion.

(3)
Throughout this prospectus, when we refer to “selling stockholders,” we mean the persons listed in the table above, as well as the pledges, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests.

We have been advised that none of the Selling Stockholders is registered as a broker-dealer. A selling stockholder who is an affiliate of a registered broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, if such selling stockholder (a) did not acquire its shares being offered in the ordinary course of business or (b) had any agreement or understanding, directly or indirectly, with any person to distribute the securities. We have identified in the notes below each selling stockholder who has advised us that it is an affiliate of a registered broker-dealer. No such selling stockholder who is an affiliate of a registered broker-dealer received any securities as compensation for investment banking services in connection with the private placement. We have been advised that each such selling stockholder who is an affiliate of a registered broker-dealer purchased the shares of common stock in the private placement in the ordinary course of such stockholder’s business and, at the time of the purchase of such shares, did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares.

(4)
We have been advised that T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Small-Cap Value Fund, Inc., as well as shares owned by certain other individual and institutional investors. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates may be deemed to be the beneficial owner of all of the shares listed above; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Associates is affiliated with one or more registered broker-dealers. See Note 3. The principal address for T. Rowe Price Small-Cap Value Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

On February 14, 2007, T. Rowe Associates filed Amendment No. 5 to its Schedule 13G on which it reported that it beneficially owned 2,693,490 shares of our common stock. This figure did not include the 180,000 shares of common stock held by T. Rowe Price Small-Cap Value Fund, Inc. covered by this prospectus. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. for which T. Rowe Price Associates serves as investment advisor with sole power to vote or direct the voting of the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of these securities. However, T. Rowe Price Associates expressly disclaims that it is the beneficial owner of these securities.

(5)
We have been advised that Bernard Selz has sole investment and voting control over the securities owned by Karnak Partners, LP. Karnak Partners, LP is affiliated with one or more registered broker-dealers. See Note 3. The principal address for Karnak Partners, LP is c/o Selz Capital LLC, 600 Fifth Avenue, 25th Floor, New York, New York 10020.

(6)
We have been advised that Melville Straus is the managing principal of Straus-GEPT Partners LP and Straus Partners LP and has sole investment and voting control over the securities owned by these partnerships. The principal address for Straus-GEPT Partners LP and Straus Partners LP is 320 Park Avenue, New York, New York 10022.

(7)
Bernard Selz is affiliated with one or more registered broker-dealers. See Note 3. We have been advised that the principal address for Bernard Selz is c/o Selz Capital LLC, 600 Fifth Avenue, 25th Floor, New York, New York, 10020.

(8)	We have been advised that the principal address for Diane G. Franco and Alan I. Franco is 809 Jefferson Highway, New Orleans, Louisiana 70121.

(9)
We have been advised that Fort Mason Capital, LLC serves as general partner of each of Fort Mason Master, LP and Fort Mason Partners, LP (collectively, the “Fort Mason Funds”) and, in such capacity, exercises sole voting and investment authority with respect to such shares. Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of shares owned by the Fort Mason Funds, except to the extent of its or his pecuniary interest therein, if any. The principal address for the Fort Mason Funds is 4 Embarcadero Center, Suite 2050, San Francisco, California 94111.

(10)
We have been advised that Michael B. White has sole investment and voting control over the securities owned by Ottley Properties, LLC. The principal address for Ottley Properties, LLC is 337 Metairie Rd., Suite 202, Metairie, Louisiana 70005.

(11)
We have been advised that UBS O’Connor LLC serves as investment manager for O’Connor PIPES Corporate Strategies Master Limited. UBS O’Connor LLC is a wholly-owned subsidiary of UBS AG, which is listed on the New York Stock Exchange. The principal address for UBS O’Connor LLC FBO O’Connor PIPES Corporate Strategies Master Limited is 1 North Wacker Dr., 32nd Floor, Chicago, Illinois 60606.

(12)
We have been advised that Robert H. Alpert has sole investment and voting control over the securities owned by Atlas Allocation Fund L.P. The principal address for Atlas Allocation Fund L.P. is 100 Crescent Court, Suite 880, Dallas, Texas 75201.

(13)
We have been advised that Steven R. Becker, a member of BC Advisors, LLC, which is the general partner of SRB Management, L.P., which is the general partner of SRB Greenway Capital (QP), L.P., SRB Greenway Capital, L.P. and SRB Greenway Offshore Operating Fund, L.P. (collectively, the “SRB Greenway Partnerships”) has sole investment and voting control over the securities owned by such partnerships. The principal address for the SRB Greenway Partnerships is 300 Crescent Court, Suite 1111, Dallas, Texas 75201.

(14)
We have been advised that Heights Capital Management, Inc., the authorized agent of Capital Ventures, International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI and therefore be deemed to be the beneficial owner of these shares. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers. See Note 3. The principal address for Capital Ventures, International is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, California 94111.

(15)
We have been advised that St. Denis J. Villere & Co., LLC (“Villere”) acts as an investment advisor to Zemurray Foundation and The Society for the Relief of Destitute Orphan Boys — AKA Waldo Burton and may be deemed to be a beneficial owner of those shares. The principal address for Zemurray Foundation is 228 St. Charles Ave., Suite 1024, New Orleans, Louisiana 70130 and the principal address for The Society for the Relief of Destitute Orphan Boys — AKA Waldo Burton is 3320 South Carrollton Avenue, New Orleans, Louisiana 70118.

On April 4, 2007, Villere filed the most recent Amendment to its Schedule 13G in which it reported that it is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of December 31, 2006, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 3,268,205 shares of our common stock. Of that amount, Villere had sole voting and dispositive power over 355,297 shares of common stock and shared voting and dispositive power over 2,912,908 shares of common stock.

(16)
We have been advised that Enable Capital Management, LLC is the manager of Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, Ena (collectively, the “Enable Partnerships”) and had voting control and investment discretion over the securities held by such entities. Mitch Levine is the Managing Member of Enable Capital Management LLC and has voting control and investment discretion over the securities held by the Enable Partnerships. Each of Enable Capital Management, LLC and Mitch Levine disclaim beneficial ownership of the securities held by the Enable Partnerships. The principal address for the Enable Partnerships is the One Ferry Building, Suite 255, San Francisco, California 94111.

(17)
We have been advised that Bernard Selz has sole investment and voting control over the securities owned by Kirsch-Cassis Profit Sharing Plan. Kirsch-Cassis Profit Sharing Plan is affiliated with one or more registered broker-dealers. See Note 3. We have been advised that the principal address for Kirsch-Cassis Profit Sharing Plan is c/o Selz Capital LLC, 600 Fifth Avenue, 25th Floor, New York, New York 10020.

(18)
We have been advised that Colin S. McNay as President of Telemark Asset Management, LLC, which is investment advisor to Telemark Fund, LP has sole investment and voting control over the securities owned by Telemark Fund, LP. The principal address for Telemark Fund, LP is One International Place, Suite 2401, Boston, Massachusetts 02110.

(19)
We have been advised that Charles A. Paquelet, as portfolio manager, has sole investment and voting control over the securities owned by Harbour Holdings Ltd., Skylands Special Investment LLC, Skylands Quest LLC, and Skylands Special Investment II LLC. The principal address for the Harbour Holdings Ltd., Skylands Special Investment LLC, Skylands Quest LLC, and Skylands Special Investment II LLC is 1200 N. Mayfair Rd., Suite 250, Milwaukee, Wisconsin 53226.

(20)
We have been advised that Mitchell P. Kopin, the president of Downview Capital, Inc., the general partner of Cranshire Capital, L.P., has the sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mr. Kopin and Downview Capital, Inc. disclaims beneficial ownership of the shares of common stock held by Cranshire Capital, L.P.

(21)
We have been advised that Alan Franco, as trustee and Sandy Villere, as money manager, have investment and voting control over the securities owned by Goldring Family Foundation, I and Woldenberg Foundation. The principal address for Goldring Family Foundation, I and Woldenberg Foundation is 809 Jefferson Highway, New Orleans, Louisiana 70121.

PLAN OF DISTRIBUTION
     We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the price at which they sell the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase by a third party of common stock to be sold by the selling stockholders directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any broker-dealers that act in connection with the sale of securities registered pursuant to this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. Each selling stockholder has represented and warranted to the company that it does not have any agreement or understanding, directly or indirectly, with any Person to distribute shares.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling stockholders, and a selling stockholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M.
     We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have advised the selling stockholders that if a particular offer of shares is to be made on terms constituting a material change from the information described under a final prospectus, then, to the extent required, a supplement to the final prospectus must be distributed setting forth the terms and related information as required.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.
     As of July 31, 2007, we had the following equity securities outstanding:
•	22,142,123 million shares of common stock;

•	no shares of preferred stock; and

•	1,102,225 options to purchase a like number of shares of common stock.
The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation, as amended, and by our Amended and Restated By-Laws, and by the applicable provisions of Delaware law.
Common Stock
     Our common stock is traded on The Nasdaq Global Market under the symbol “TDSC.” Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.
     Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive ratably any dividends out of assets legally available therefor as our Board of Directors may from time to time determine. We do not currently pay dividends on our common stock. For a description of our dividend policy, please refer to Item 5, “Market for Our Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2006 which has been incorporated by reference in this prospectus. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.
     Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock we may issue in the future.
Preferred Stock
     The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are authorized. Subject to the provisions of our Certificate of Incorporation, as amended, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by the stockholders. We have no current intention to issue any additional series or classes of preferred stock.
     Although we have no current intention to take any such action, one of the effects of the Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. Further, although we have no current intention to take any such action, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.
Options
     As of July 31, 2007, options covering a total of 1,102,225 shares of common stock were outstanding. Of such amount, options to purchase approximately 34,166 shares remained unvested and were not exercisable as of such date. The remaining stock options become exercisable prior to the end of 2007.
LEGAL MATTERS
     The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Robert M. Grace, Jr., our Vice President, General Counsel and Secretary. As of July 31, 2007, Mr. Grace beneficially owned 40,112 shares of our common stock and also beneficially owned options to purchase an additional 40,000 shares of our common stock.
EXPERTS
     Our consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of BDO Seidman LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. In accordance with this Act, we file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 covering the shares offered by this prospectus. This prospectus is part of that registration statement, but as allowed by the SEC’s rules, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be obtained as described above.
     The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus. This means that information included in those documents is considered part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (File No. 000-22250):
•
Our Annual Report on Form 10-K for the year ended December 31, 2006 as filed on April 30, 2007, as amended by our Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2006 as filed on August 2, 2007;

•	Our Definitive Proxy Statement on Schedule 14A as filed on April 30, 2007;

•
Our Quarterly Reports on Form 10-Q/A for the quarters ended (a) March 31, 2006 as filed on February 9, 2007 and (b) June 30, 2006 as filed on February 9, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended (x) September 30, 2006 as filed on February 2, 2007, (y) March 31, 2007 as filed on May 30, 2007 and (z) June 30, 2007 as filed on August 6, 2007;

•
Our Current Reports on Form 8-K as filed on the following 2007 dates: January 25, February 13, February 14, February 15, March 1, April 2, April 5, April 20, April 27, May 4, May 21, June 4, June 20, June 21, July 2, July 23, October 3 and October 11 (other than the portions of those documents deemed not to have been filed).

     You may obtain copies of these filings, at no cost, through the SEC Filings section of our website (www.3DSystems.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
3D Systems Corporation
Attention: Investor Relations
333 Three D Systems Circle
Rock Hill, South Carolina 29730
Telephone: (803) 326-3900
     Information contained on our website that is not specifically incorporated by reference is not a part of this prospectus.
     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.